UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  December 23, 2011 (December 20, 2011)

CHINA SHEN ZHOU MINING & RESOURCES, INC .
(Exact name of registrant as specified in its charter)

Nevada	001-33929	87-0430816
(State of Incorporation)	(Commission File No.)	(IRS Employer ID Number)

No. 166 Fushi Road Zeyang Tower, Shijingshan District, Beijing, China 100043
(Address of principal executive offices)

86-010-8890-6927
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 20, 2011, China Shen Zhou Mining & Resources, Inc.’s (the “Company”) 2011 Annual Meeting of Stockholders (the “Meeting”) was held at Suite 1208, Zeyang Tower, No. 166 Fushi Road, Shijingshan District Beijing, China. 100043, P.R.C. The following six (6) directors were elected to serve on the board of directors (the “Board”) until the next annual meeting of stockholders of the Company or until such person(s) shall resign, be removed or otherwise leave office (the “Directors”):

DIRECTORS

Ms. Xiaojing Yu has served as Director, Chief Executive Officer and Chairwoman of the Board of Directors of the Company since September 15, 2006. She has over 20 years’ experience in the mining industry. She currently also serves as director and chairwoman of Inner Mongolia Wulatehou Banner Qianzhen Mining and Processing Co., Ltd and Inner Mongolia Xiangzhen Mining Co., Ltd. She has served in that capacity since May 2002. Prior to that, she was the general manager of Dalian Zhikun Metal Materials Co. Ltd and finance manager of Gansu Baiyin Nonferrous Industrial Corporation. Ms. Yu also serves as the Executive Vice President of China Fluorite Industry Association. She attended an advanced Management Program run by Tsing Hua University.

Mr. Helin Cui serves as Director, President and Chief Operating Officer. He has more than 20 years’ experience in the mining industry. He is currently a director and deputy chairman of Inner Mongolia Wulatehou Banner Qianzhen Mining and Processing Co., Ltd and of Inner Mongolia Xiangzhen Mining Co., Ltd. He has serves in that capacity since May 2002. Prior to that, Mr. Cui worked at Gansu Province’s No. 3 Geological Team as a technician, engineer and team leader and deputy general manager at Baiyin Trading Company in Gansu Province. He graduated from the Xi’an Geology College.

Mr. Xueming Xu serves as Director.  He has more than 20 years’ experience in the mining industry. He is currently director and President of Inner Mongolia Wulatehou Banner Qianzhen Mining and Processing Co., Ltd and of Inner Mongolia Xiangzhen Mining Co., Ltd. He has served in that capacity since May 2002. Prior to that, Mr. Xu served as technician, vice-superintendent and superintendent at Inner Mongolia’s Huiyaokou Iron Ore Plant and deputy general manager of Inner Mongolia Dongshengmiao Mining Co., Ltd. Mr. Xu graduated from Lianyungang College of Chemical Mining and attended an advanced Management Programme run by Tsing Hua University.

Mr. Li Liancheng serves as Director and the Chairman of the Compensation Committee. Mr. Li brings over 20 years working experience in senior management and technology research and development. From 2005 to present, as senior engineer, Mr. Li served as the vice-director of Information Center of Tianjin Chemical Research & Design Institute of China National Offshore Oil Corp. Mr. Li acted as the vice director of China National Inorganic Salts Information Center from 1997 to present. From 1989 to 1994, Mr. Li served as a chemical economic analyst of Tianjin Research Institute of Chemical Industry. Mr. Li holds a bachelors degree in chemical engineering from Zhengzhou Institute of Technology.

Mr. Jian Zhang serves as Director and Chairman of the Nominating & Corporate Governance Committee. He has over 30 years’ experience in nonferrous mining, project construction and management and is currently an external director of China Construction Materials Company Ltd since August 2005. Prior to that, Mr. Zhang was President of China Nonferrous Mining Construction Group from September 2003 to August 2005. He served as President of China Nonferrous Mining Construction Group April 2002 to September 2003. Mr. Zhang graduated from the environmental engineering department of Xi’an Mining Architecture College in 1968.

Mr. Konman Wong serves as Director and Chairman of the Audit Committee. Mr. Wong is currently Managing Director of Action Precision Ltd., a metal casting manufacturer for the telecommunication industry. He also serves as the Managing Director of Fortune Capital Group Ltd. He is a member of AICPA and HKICPA. Mr. Wong graduated in December 1988 from the University of Hawaii at Manoa with a bachelor’s degree in Accounting. Currently, he serves as Independent and nonexecutive Director of Group Sense International Limited and Polyard Petroleum International Group Limited, both of which companies are Hong Kong listed companies.

Item 5.07	Submission of Matters to a Vote of Security Holders

The following proposals were submitted to the stockholders at the Meeting:

☐	The election of six (6) Directors to serve on the Board until the next annual meeting of stockholders of the Company or until such person(s) shall resign, be removed or otherwise leave office.

☐	The ratification of Sherb & Co., LLP (“Sherb”) as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

For more information about the foregoing proposals, see our proxy statement dated November 22, 2011, the relevant portions of which are incorporated herein by reference. The number of votes cast for and against and the number of abstentions and non-votes with respect to each matter voted upon are set forth below:

The votes regarding the election of the persons named above as Directors were as follows:

	FOR	AGAINST / ABSTAIN / WITHHOLD

Xiao-Jing Yu	17,845,751	38,088

Helin Cui	17,845,751	38,088

Xueming Xu	17,845,751	38,088

Liancheng Li	17,845,751	38,088

Jian Zhang	17,845,751	38,088

Konman Wong	17,845,751	38,088

The Directors were elected to serve on the Board until the next annual meeting of stockholders of the Company or until such person(s) shall resign, be removed or otherwise leave office.

Item 8.01 Other Items.

At the Meeting, the proposal to ratify the appointment of Sherb & Co., LLP as the Company’s independent registered public accounting firm to serve for the fiscal year ending December 31, 2011 was duly approved and adopted. The votes regarding the proposal were as follows:

FOR	AGAINST	ABSTENTIONS
20,599,402	21,561	16,383

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

REGISTRANT:

China Shen Zhou Mining & Resources, Inc.

Date: December 23, 2011	By:	/s/ Xiaojing Yu
Xiaojing Yu,
Chief Executive Officer